                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                   TENDER OF SHARES OF CLASS A COMMON STOCK
                           AND CLASS B COMMON STOCK

                                      OF
                       CONSOLIDATED CIGAR HOLDINGS INC.

                                      TO
                           DORSAY ACQUISITION CORP.
                     A DIRECT, WHOLLY OWNED SUBSIDIARY OF
    SOCIETE NATIONALE D'EXPLOITATION INDUSTRIELLE DES TABACS ET ALLUMETTES
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, JANUARY 21, 1999, UNLESS THE OFFER IS EXTENDED.


  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined in the Offer to Purchase, dated December 22, 1998 (the "Offer to Purchase")) (i) if certificates ("Share Certificates") evidencing shares of Class A Common Stock, par value $0.01 per share (the "Class A Shares"), and Class B Common Stock, par value $0.01 per share (the "Class B Shares," and together with the Class A Shares, the "Shares"), of Consolidated Cigar Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase) or (iii) if the procedures for delivery of Shares by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an "Eligible Institution" (as defined in the Offer to Purchase). See Section 3--"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

 By Mail, Hand or Overnight Delivery           By Facsimile Transmission:

                                            (For Eligible Institutions Only)
           40 Wall Street

             46th Floor                              (718) 234-5001

      New York, New York 10005
                                             Confirm Receipt of Facsimile by
                                                       Telephone:

                                                     (718) 921-8200

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

  The undersigned hereby tenders to Dorsay Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware and a direct, wholly owned subsidiary of Societe Nationale d'Exploitation Industrielle des Tabacs et Allumettes, a corporation organized and existing under the laws of France, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3--"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.



Number of Shares: ___________________

Share Certificate Number(s) (if            Name(s) of Record Holder(s): ________
available): _________________________      _____________________________________

_____________________________________      _____________________________________

_____________________________________      _____________________________________
                                                 (PLEASE TYPE OR PRINT)

If Share(s) will be delivered by           Address(es): ________________________
book-entry transfer, check this
box. [_]                                   _____________________________________

                                           _____________________________________
                                                        (ZIP CODE)

Account Number: _____________________      Area Code and Telephone Number(s): __

                                           _____________________________________

                                           _____________________________________

                                           _____________________________________
                                                       SIGNATURE(S)

                                           Dated: ________________________ ,199




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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a financial institution which is a member of the Securities Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and
(b) guarantees to deliver to the Depositary, at its address set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or a timely confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date of execution of this Notice of Guaranteed Delivery.



_____________________________________     _____________________________________
            NAME OF FIRM                          AUTHORIZED SIGNATURE


_____________________________________     Name: _______________________________
               ADDRESS                           (PLEASE PRINT OR TYPE)


_____________________________________     Title: ______________________________
              ZIP CODE


Area Code and
Telephone Number: ___________________     Dated: _______________________ , 199

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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